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     WAIVER, dated as of September 7, 1999 (this "Waiver"), to the CREDIT
AGREEMENT, dated as of March 31, 1997, (the "Credit Agreement") among IRI INTERNATIONAL CORPORATION, a Delaware corporation (the "Borrower") as successor to the merger of ENERGY SERVICES INTERNATIONAL LTD., a Delaware corporation and former IRI INTERNATIONAL CORPORATION, a Delaware corporation, the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), and CREDIT LYONNAIS NEW YORK BRANCH, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").


                             W I T N E S S E T H :

          WHEREAS, pursuant to the Credit Agreement the Borrower agreed to comply with certain covenants contained in section 7.1. therein;

          WHEREAS, the Borrower have requested the Administrative Agent to waive the compliance with certain of such covenants;

          WHEREAS, the parties hereto have determined that it is in the best interest of the parties to agree and consent on the waiver for the periods established herein;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

          1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement shall be used as so defined.

          2. Waiver. The Administrative Agent and the Lenders hereby waive the compliance by the Borrower with the following:

     (a) Section 7.1(b) of the Credit Agreement for the fiscal quarters ending December 31, 1998 and March 31, 1999; and

     (b) Sections 7.1(b), 7.1(c) and 7.1(d) of the Credit Agreement for the fiscal quarters ending June 30, 1999 and September 30, 1999.

          3. No Revolving Credit Loans. From and after the date hereof, the Revolving Credit Commitments shall be available for the issuance of Letters of Credit only, and no Loans may be made or be outstanding.

          4. Security Interest; Cash Collateral; Guarantee Letter of Credit. If on the Revolving Credit Termination Date any Letters of Credit are outstanding, or any amount remains unpaid in respect of any drawings under Letters of Credit, then at the option of the Borrower:

     (i) the security interest of the Administrative Agent on the Collateral will not be released and the Borrower shall not permit any Lien to be incurred on any asset

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          of the Borrower or any Subsidiary, until all amounts owing in respect of Letters of Credit are paid in full and no Letters of Credit are outstanding; or

     (ii) the Borrower will deposit with the Administrative Agent on the Revolving Credit Termination Date cash collateral in the amount equivalent to the undrawn amount of all such outstanding Letters of Credit, plus the amount of any unreimbursed drawings under such Letters of Credit, pursuant to a cash collateral agreement satisfactory to the Administrative Agent and until all amounts owing in respect of Letters of Credit are paid in full and no Letters of Credit are outstanding; or

    (iii) the Borrower will provide a letter of credit, satisfactory to the Administrative Agent, on the Revolving Credit Termination Date in the amount equivalent to the undrawn amount of all such outstanding Letters of Credit, plus the amount of any unreimbursed drawings under such Letters of Credit.

          5. Effective Date. This Waiver will become effective as of the date hereof upon its execution by the Borrower, the Lenders and the Administrative Agent in accordance with the terms of the Credit Agreement.

          6. Representative and Warranties. The Borrower represents and warrants to each Lender that on the date hereof and on the effective date hereof, prior to and after giving effect to the effectiveness of this Waiver (a) the representations and warranties made by the Loan Parties in the Loan Documents are true and correct in all material respects (except to the extent that such representations and warranties are expressly stated to relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and
(b) no Default or Event of Default has occurred and is continuing.

          7. Continuing Effect. Except as expressly waived hereby, the Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.

          8. GOVERNING LAW. THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          9. Counterparts. This Waiver may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          10. Payment of Expenses. The Loan Parties agree to pay and reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Waiver, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
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          IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.





                                        IRI INTERNATIONAL CORPORATION




                                        By:__________________________
                                           Title:



                                        CREDIT LYONNAIS NEW YORK BRANCH, as
                                        Administrative Agent, Issuing Lender
                                        and as the sole Lender



                                        By:____________________________
                                           Title: